Exhibit 10.6
[***] indicates certain identified information has been excluded because it is both (a) not material and (b) would be competitively harmful if publicly disclosed.
CHANGE ORDER
MAINTAINING ELEVATED GROUND FLARE OPTION

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER NUMBER: CO-00001 DATE OF CHANGE ORDER: March 28, 2022

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.Pursuant to Article 6.1 of the Agreement (Owner’s Right to Change Order), Section 5 of Attachment NN of the Agreement (Scoping Adjustments), and Owner Letter No. CCLIQ3-BE-C22-006, dated March 1, 2022, Parties agree this Change Order includes Owner’s option for Contractor to proceed with dual elevated flare/ground flare (“Flare Scope Option”) in accordance with the FERC Implemented Design through May 15, 2022.

2.The cost description for this Change Order is provided in Exhibit 1 of this Change Order.

3.Schedule C-1 (Aggregate Labor and Skills Price Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone listed in Exhibit 2 of this Change Order.

Adjustment to Contract Price

1. The original Contract Price was	$5,484,000,000
2. Net change by previously authorized Change Orders (# N/A)	$0
3. The Contract Price prior to this Change Order was	$5,484,000,000
4. The Aggregate Equipment Price will be (unchanged) by this Change Order in the amount of	[***]
5. The Aggregate Labor and Skills Price will be (increased) by this Change Order in the amount of	[***]
6. The Aggregate Provisional Sum Equipment Price will be (unchanged) by this Change Order in the amount of	[***]
7. The Aggregate Provisional Sum Labor and Skills Price will be (unchanged) by this Change Order in the amount of	[***]
8. The new Contract Price including this Change Order will be	$5,489,000,000

The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A
Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)
Adjustment to Payment Schedule: Yes; see Exhibit 2 of this Change Order.
Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Basis of Design: N/A
Adjustment to Attachment CC (Equipment List): N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ NT Contractor /s/ DC Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: _____ Contractor _____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:	/s/ David Craft	Date:	April 5, 2022
Name:	David Craft
Title:	SVP E&C

BECHTEL ENERGY INC.

By:	/s/ Nirav Thakkar	Date:	March 28, 2022
Name:	Nirav Thakkar
Title:	Project Manager

CHANGE ORDER
PACKAGE 7 PRE-INVESTMENT OF TRAINS 8 AND 9 (WITHOUT SITE WORK)

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER NUMBER: CO-00002 DATE OF CHANGE ORDER: April 29, 2022

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.Pursuant to Article 6.1 of the Agreement, Section 7 of Attachment NN of the Agreement (Scoping Adjustments), and Owner Letter No. CCLIQ3-BE-C22-011, dated April 7, 2022, Owner hereby exercises the option for Contractor to proceed with Package 7 (Pre-Investment of Trains 8 and 9) Option 7A (without Site Work) as part of Limited Notice to Proceed No. 1.

2.The cost of this Change Order is Twenty Million U.S. Dollars (U.S.$20,000,000).

3.Schedule C-1 (Aggregate Labor and Skills Price Milestone Payment Schedule) and Schedule C-3 (Aggregate Equipment Price Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestones listed in Exhibit 1 of this Change Order.

4.Exhibit 2 of this Change Order details the payment schedule and the Cumulative Cancellation Charges if Owner decides to cancel this Change Order. If Owner cancels this Change Order, Owner shall only owe Contractor the Cumulative Cancellation Charges set forth in the month the Change Order is cancelled, less payments made. The Cumulative Cancellation Cost, less payments made, is the maximum Owner will owe Contractor if Owner cancels this Change Order. If Owner cancels this Change Order and the amounts of approved Change Orders (and thus increases to the Contract Price) related to Package 7 (Pre-Investment of Trains 8 and 9) Option 7A (without Site Work) exceed the Cumulative Cancellation Cost, the Parties shall enter into a Change Order reducing the Contract Price in the amount of the difference between the amounts of the approved Change Orders and the Cumulative Cancellation Cost.

5.The Scope of Work of and Basis and Assumptions for this Change Order are set forth in Exhibit 3.

Adjustment to Contract Price
1. The original Contract Price was	$5,484,000,000
2. Net change by previously authorized Change Orders (# 00001)	$5,000,000
3. The Contract Price prior to this Change Order was	$5,489,000,000
4. The Aggregate Equipment Price will be (increased) by this Change Order in the amount of
5. The Aggregate Labor and Skills Price will be (increased) by this Change Order in the amount of	[***]
6. The Aggregate Provisional Sum Equipment Price will be (unchanged) by this Change Order in the amount of	$0
7. The Aggregate Provisional Sum Labor and Skills Price will be (unchanged) by this Change Order in the amount of	$0
8. The new Contract Price including this Change Order will be	$5,509,000,000

The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes; see Exhibit 1 of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Basis of Design: N/A
Adjustment to Attachment CC (Equipment List): Yes; update to be provided at NTP.

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: Yes; see Exhibit 2 of this Change Order.

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ NT Contractor /s/ DC Owner

[B] ~~This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:  Contractor _ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:	/s/ David Craft	Date:	May 3, 2022
Name:	David Craft
Title:	SVP E&C

BECHTEL ENERGY INC.

By:	/s/ Nirav Thakkar	Date:	April 29, 2022
Name:	Nirav Thakkar
Title:	Project Manager

CHANGE ORDER

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction Stage III, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: March 1, 2022	CHANGE ORDER NUMBER: 00003 DATE OF CHANGE ORDER: June 13, 2022

The Agreement between the Parties listed above is changed as follows:

The Parties hereby agree that Sections 1.A.(9)e and 1.A.(10) of Attachment O (Insurance Requirements) of the Agreement shall be revised as follows by replacing the word “NTP” with the words “July 1, 2022”:

e. Sum Insured: No later than LNTP No. 1, the sum insured shall be at least Ninety Million U.S. Dollars (U.S. $90,000,000) (including Twenty-Five Million U.S. Dollars (U.S.$25,000,000) for Windstorm and water damage). No later than ~~NTP~~July 1, 2022, the sum insured shall be an amount no less than an amount to be determined based upon an estimated maximum loss study for the Stage 3 Facility conducted by a specialist firm well versed in performing such studies for the Stage 3 Facility reasonably satisfactory to Contractor, Owner and Lender, with such maximum estimated loss approved by the Parties. The insurance policy shall (i) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, Taxes and fees, (ii) insure loss or damage from earth movement without a sub-limit, (iii) insure the Stage 3 Facility for property loss or damage from Windstorm and water damage (including flood and storm surge) with a sub-limit of not less than the greater of (a) Two Hundred and Fifty Million U.S. Dollars (U.S.$250,000,000) and (b) the 250-year return period loss during critical phases as determined by a loss study performed by Contractor’s broker, and such sublimit shall apply to the combined loss covered under Section 1.A(9) (Builder’s Risk) and Section 1.A(10) (Builder’s Risk Delayed Startup), and (iv) insure with a sub-limit not less than One Hundred Million U.S. Dollars (U.S.$100,000,000) for loss or damage from strikes, riots and civil commotion.

(10) Builder’s Risk Delayed Startup Insurance. No later than ~~NTP~~July 1, 2022, delayed startup coverage insuring Owner and Lender, as their interests may appear, covering the Owner’s net revenue (where such net revenue equals the amount paid or payable to Owner for products delivered or services rendered less variable expenses and acquisition costs dependent upon revenue) but in all cases in an amount equal to not less than eighteen (18) Months (or such other period of time as determined by Owner and notified to Contractor) of Owner’s fixed costs and debt service as provided by Owner, as a result of any loss or damage insured by Section 1.A(9) above resulting in a delay in Substantial Completion beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender’s insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. The Contract Price assumes the procurement of Three Hundred and Thirty-Five Million U.S. Dollars (U.S.$335,000,000) in delayed startup coverage. If Owner requires more or less coverage, Contractor shall procure such amount of coverage and the Contract Price shall be respectively increased by the amount of the increase in premiums associated with such increase in coverage or decreased by the amount of the decrease in premiums associated with such decrease in coverage, which such increase or decrease in the Contract Price occurring by Change Order. This coverage shall be on an actual loss-sustained basis. Any proceeds from delay in startup insurance shall be payable solely to the Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

Adjustment to Contract Price
1. The original Contract Price was	$5,484,000,000
2. Net change by previously authorized Change Orders (#00001 and 00002)	$25,000,000
3. The Contract Price prior to this Change Order was	$5,509,000,000
4. The Aggregate Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$0
5. The Aggregate Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$0
6. The Aggregate Provisional Sum Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$0
7. The Aggregate Provisional Sum Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$0
8. The new Contract Price including this Change Order will be	$5,509,000,000

Adjustment to Guaranteed Dates
The following dates are modified (list all dates modified; insert N/A if no dates modified):

N/A

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: N/A

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Basis of Design: N/A

Adjustment to Attachment CC (Equipment List): N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ NT Contractor /s/ DC Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

[Change Order No. 00003 Signature Page Follows.]

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION STAGE III, LLC

By:	/s/ David Craft
Name:	David Craft
Title:	SVP E&C

BECHTEL ENERGY INC.

By:	/s/ Nirav Thakkar
Name:	Nirav Thakkar
Title:	Project Manager